Exhibit 16

PricewaterhouseCoopers LLP

300 Atlantic Street

Stamford, CT 06901

Tel: (203) 539-3000

March 24, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Blyth, Inc. (the “Company”)  (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated March 16, 2004.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP